EXHIBIT 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT
To the Board of Directors
Clearant, Inc. and Subsidiaries
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 2, 2005, relating to the consolidated financial statements of Clearant, Inc. appearing in the Company’s Form 8-K/A filed with the Commission on May 16, 2005 for the year ended December 31, 2004.
/s/ Singer Lewak Greenbaum & Goldstein LLP
Los Angeles, California
August 10, 2005